Exhibit 99.1

NewsRelease

TC PipeLines, LP Acknowledges Statements By Sponsor Regarding the Impact of 2018 FERC Actions

HOUSTON, Texas – April 27, 2018 – News Release – TC PipeLines, LP (NYSE: TCP) (the Partnership) today acknowledged statements regarding the Partnership by TransCanada Corporation (TransCanada), the ultimate parent company of the Partnership's General Partner, in its Quarterly Report to Shareholders for the quarter ended March 31, 2018. These statements were made in response to the recent Federal Energy Regulatory Commission (FERC) actions of March 15, 2018 (2018 FERC Actions).

In that report, TransCanada commented that, in the absence of changes to the 2018 FERC Actions or any other mitigation measures, further dropdowns of assets into the Partnership are not considered to be a viable funding lever for TransCanada and it is uncertain whether TCP will be restored as a competitive financing option in the future.

TransCanada also noted that U.S. natural gas pipelines owned by TC PipeLines, LP are expected to be adversely impacted by the 2018 FERC Actions, if enacted as proposed, particularly as contemplated by the policy change eliminating the recovery of an income tax allowance in the cost-of-service rates of pipelines held through Master Limited Partnerships. While approximately half of the Partnership's revenues are earned under non-recourse rates, the remaining revenues are expected to decline as rate adjustments occur without a compensating offset on income taxes paid. Given the uncertainty leading up to our first quarter disclosure around the potential impact of these issues, the Partnership is not currently utilizing its ATM program.

Management expects to provide a further update on the potential impact of the 2018 FERC Actions at its first quarter earnings call to be held on Wednesday, May 2, 2018 at 10 a.m. (CDT)/11 a.m. (EDT).

About TC PipeLines, LP

TC PipeLines, LP is a Delaware master limited partnership with interests in eight federally regulated U.S. interstate natural gas pipelines which serve markets in the Western, Midwestern and Northeastern United States. The Partnership is managed by its general partner, TC PipeLines GP, Inc., a subsidiary of TransCanada Corporation (NYSE: TRP). For more information about TC PipeLines, LP, visit the Partnership's website at www.tcpipelineslp.com.

Forward-Looking Statements

Certain non-historical statements in this release relating to future plans, projections, events or conditions are intended to be "forward-looking statements".  These statements are based on current expectations and, therefore, subject to a variety of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation to the final costs of compliance with newly enacted regulations, the availability of future acquisitions of additional natural gas pipeline assets and the ability of these assets to generate ongoing value to our unitholders, compliance with debt covenants, overall increase in the allocated management and operational expenses on our pipeline systems as performed by TransCanada, impact of potential impairment charges, decreases in demand on our pipeline systems, increases in operating and compliance costs, the outcome of rate proceedings, the impact of recently issued and future accounting updates and other changes in accounting policies, the impact of the Tax Cuts and Jobs Act enacted on December 22, 2017 and the 2018 FERC Actions issued on March 15, 2018 on our future operating performance, potential changes in the taxation of MLP investments by state or federal governments such as the elimination of pass-through taxation or tax deferred distributions, our ability to identify and complete expansion and growth opportunities, operating hazards beyond our control,  disruption in the debt and equity markets that negatively impacts the Partnership's ability to finance its capital spending. These and other factors that could cause future results to differ materially from those anticipated are discussed in Item 1A in our Annual Report on Form 10-K for the year-ended December 31, 2017 filed with the Securities and Exchange Commission (the SEC), as updated and supplemented by subsequent filings with the SEC. All forward-looking statements are made only as of the date made and except as required by applicable law, we undertake no obligation to update any forward-looking statements to reflect new information, subsequent events or other changes.

Media Inquiries:
Grady Semmens
403.920.7859 or 800.608.7859

Unitholder and Analyst Inquiries:
Rhonda Amundson
877.290.2772
investor_relations@tcpipelineslp.com